UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed January 4, 2011, we, through G&E HC REIT II Lawton MOB Portfolio, LLC, our wholly owned subsidiary, entered into a loan agreement with U.S. Bank National Association, or U.S. Bank, to obtain a loan in the principal amount of $7,300,000 on December 28, 2010, or the U.S. Bank Loan, in connection with our acquisition of Lawton Medical Office Building Portfolio, located in Lawton, Oklahoma, The U.S. Bank Loan is evidenced by a promissory note in the principal amount of $7,300,000, a loan agreement, a repayment guaranty agreement and an environmental indemnity agreement and is secured by a mortgage with assignment of leases and rents, security agreement and fixture filing, or the U.S. Bank Loan Agreement.

On June 7, 2011, we entered into a modification agreement with U.S. Bank to modify a certain term of the U.S. Bank Loan Agreement, or the Modification Agreement. The material terms of the Modification Agreement provide for a revised definition of the term "Debt Coverage Ratio" as defined in the Modification Agreement in order to clarify the calculation of such debt coverage ratio.

The material terms of the Modification Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Modification Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated June 7, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

June 13, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Modification Agreement by and between G&E HC REIT II Lawton MOB Portfolio, LLC and U.S. Bank National Association, dated June 7, 2011